Execution Copy


                              WAIVER AND AMENDMENT

                  This Waiver and Amendment to Master Lease (as hereinafter defined) dated as of January 28, 2002 (the "WAIVER AND AMENDMENT") by and among
(i) Perryville III Trust, a trust created under the laws of the state of New York pursuant to a trust agreement dated as of December 16, 1994 (the "LANDLORD"), (ii) BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, not in its individual capacity but solely in its capacity as Owner Trustee of Perryville III Trust (the "OWNER TRUSTEE"), (iii) Foster Wheeler Realty Services, Inc., a Delaware corporation ("FWRS"), (iv) Foster Wheeler LLC, a Delaware limited liability company (together with FWRS the "TENANTS" and each a "TENANT"), (v) NatWest Leasing Corporation, a Delaware corporation (the "OWNER PARTICIPANT"), (vi) National Westminster Bank Plc (the "AGENT") and (vii) the banks listed on Schedule I to that certain Construction Loan Agreement dated as of December 16, 1994, among the Landlord, as Borrower, the lenders party thereto and their permitted successors and assigns (the "LENDERS") and the Agent.

                              W I T N E S S E T H:

                  WHEREAS, the Landlord and the Tenants are parties to that certain Master Lease dated as of December 16, 1994 (as amended, modified and supplemented from time to time, the "MASTER LEASE"); and

                  WHEREAS, the Tenants have requested that the Landlord, the Owner Participant and the Agent (with the consent of the Required Lenders) waive and amend certain provisions of the Master Lease.

                  NOW, THEREFORE, subject to the conditions precedent set forth herein, the undersigned parties agree as follows:

                  SECTION 1. DEFINITIONS. (a) Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned to them in the Master Lease.

                     (b) The  following   additional  terms  shall  have  the
                         following meanings:

                               "Special  Charge" means,  collectively,  the
                         charges listed on Schedule A hereto.

                               "Waiver Period" means the period commencing
                         December 31, 2001 and ending on the earliest of (i) 12:00 Noon (New York City time) on February 28, 2002;
                         (ii) the
                         date of the termination of the waivers granted pursuant to that certain Amendment No. 1 and Waiver relating to the Second Amended and Restated Revolving Credit Agreement dated as of May 25, 2001 (as amended, modified and supplemented from time to time, the "CREDIT AGREEMENT") among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Energy International, Foster Wheeler Energy Corporation, the guarantors signatory thereto, the lenders signatory thereto, Bank of America, N.A. as administrative agent, First Union National Bank, as syndication agent, and ABN AMRO Bank N.V., as documentation agent, arranged by Banc of America Securities LLC, as lead arranger and book manager, and ABN AMRO Bank N.V., First Union Capital Markets, Greenwich Natwest Structured Finance Inc. and Toronto Dominion Bank, as arrangers; (iii) the occurrence of any default with respect to any Indebtedness (as defined in the Credit Agreement) of any Restricted Entity (as defined below) or the occurrence of any event or condition which results in the acceleration of the maturity of any Indebtedness of any Restricted Entity or enables the holder of such Indebtedness or any person acting on such holder's behalf to accelerate the maturity thereof; (iv) the payment by the Tenants or any of their Subsidiaries of any principal of Indebtedness of any Restricted Entity other than payment under the Master Lease; and (v) the date on which the Waiver Period terminates pursuant to
                         Section 5.

                  SECTION 2. WAIVERS. The Tenants have requested that the undersigned parties waive, and the undersigned parties do hereby waive (subject to the satisfaction of the conditions set forth in Section 6 and solely to the extent such failure to comply is due to the Special Charge):

                  (a) during the Waiver Period, the compliance, and any Event of Default arising from the failure of the Tenants to comply, with the financial covenants contained in Paragraph B.1.(a) of Exhibit C to the Master Lease and Paragraph B.1.(b) of Exhibit C to the Master Lease; and

                  (b) during the Waiver Period, the compliance, and any Event of Default arising from the Tenants' failure to comply, with Paragraph B.4 of Exhibit C to the Master Lease.

                  SECTION 3. AMENDMENTS.

                  (a) Paragraph 20(a)(i) of the Master Lease is amended and restated in its entirety to read as follows:

                     "(i) if the Tenant shall fail to pay any Net Rent, other
              amounts due hereunder, or an Early Termination Payment, an Expiration Payment, a Purchase Price, or a Non-Completion Payment on the date on which such payment is due;"

                  (b) Paragraph 20(a)(iii) of the Master Lease is amended and restated in its entirety to read as follows:

                     "(iii) if the Tenant shall not comply with the provisions
              of Paragraph 34 hereof;"

                  (c) Paragraph 20(a)(viii) of the Master Lease is amended and restated in its entirety to read as follows:

                     "(viii) if a Tenant Event (as defined in the Construction
              Loan Agreement) has occurred; or"

                  SECTION 4. AGREEMENTS. In the event that any Tenant or any Tenant's Subsidiary shall Cash Collateralize (as defined in the Credit Agreement) any Letter of Credit (as defined in the Credit Agreement) the Tenants jointly and severally agree to make an additional rental payment upon the expiration, rollover or replacement of such Letter of Credit in an amount equal to (i) the amount used to Cash Collateralize such Letter of Credit multiplied by
(ii) a fraction the numerator of which is the aggregate amount of the outstanding principal amount of the Loans (as defined in the Construction Loan Agreement) plus the outstanding Owner Participant Investment and the denominator of which is the amount of the outstanding Loans (as defined in the Credit Agreement) plus Letters of Credit under the Credit Agreement. Such additional rental payment shall be applied pursuant to Section 10.6 of the Participation Agreement. The Tenants shall not have the obligation to make payments of additional rent pursuant to this Section 4 if the outstandings under the Credit Agreement exceed $240,000,000.

                  SECTION 5. COVENANTS. The Tenants jointly and severally hereby agree that during the Waiver Period:

                  (a) they shall not and their Subsidiaries shall not incur any Indebtedness which is, or procure the issuance of any letter of credit the reimbursement obligation in respect of which would be, guaranteed by or otherwise considered

Indebtedness of any of the borrowers or the guarantors under the Credit Agreement or any of their domestic Subsidiaries (collectively, the "Restricted Entities"), other than Performance Letters of Credit (as defined in the Credit Agreement) issued pursuant to the Credit Agreement; provided that Parent may guarantee performance bonds or performance letters of credit of any Subsidiary other than a Restricted Entity;

                  (b) they shall not and no Restricted Entity shall make any Investment in any Special Purpose Subsidiary;

                  (c) except as otherwise provided in Section 5(a), they will not and they will not permit any Subsidiary to, assign, transfer, invest in or grant a security interest or Lien in or upon any of their assets, cash or other property to any person, including without limitation, the parties to the Credit Agreement;

                  (d) they shall deliver to the Lenders and the Owner Participant by January 30, 2002, (i) the business plan of Foster Wheeler LLC (as well as a commentary on the proposed execution of such business plan), which shall include financial projections (including income statement, balance sheet, cash flow and other data), project backlog and other data by business unit on a quarterly basis for fiscal year 2002 and (ii) actual financial results for the fiscal year ending December 31, 2001, consisting of the unaudited financial statements, balance sheet and statement of cash flows; and

                  (e) they will (i) pay all costs, fees and expenses incurred in connection with the procurement by counsel to the Agent of an appraisal and updated title policy with respect to the Property in form and substance satisfactory to the Agent and (ii) provide the Agent and any appraiser engaged by the Agent or counsel to the Agent complete access to the Property and all necessary and appropriate information as may be reasonably requested to complete the appraisal.

                  (f) If the Tenants breach any of the covenants specified in subsections (a) through (e) above, the Waiver Period will automatically and immediately terminate and such breach shall constitute an Event of Default under the Master Lease.

                  (g) If the following event or condition occurs, the Lenders may terminate the Waiver Period at their option by notice to the Tenants, such termination to be effective immediately upon the giving of such notice:

                     (i) The Tenants suffer there to be any reduction in the
              amount of financing available to them and/or their Subsidiaries under, or any default under or in connection with, or any other event or condition which would permit a reduction in the amount of financing available under the Receivables Purchase Agreement among Foster Wheeler Funding Corporation, Foster

              Wheeler Capital & Finance Corporation, Market Street Funding Corporation and PNC Bank, National Association dated as of September 25, 1998, as amended.

                  SECTION 6. CONDITIONS TO EFFECTIVENESS. This Waiver and Amendment shall be subject to the satisfaction of the following conditions precedent:

                  (a) Receipt by the Agent of a copy of the Amendment No. 1 and Waiver relating to the Credit Agreement executed by the requisite lenders thereunder.

                  (b) Receipt by the Agent of the payment of all accrued and unpaid Net Rents, including the payment due January 2002, together with all other amounts that the Tenants are required to pay the Landlord pursuant to Paragraph 5 of the Master Lease.

                  (c) Receipt by each of the Lenders and the Owner Participant executing this Waiver and Amendment of an amendment and waiver fee of 0.25% of its outstanding Loan (as defined in the Construction Loan Agreement) and Equity Investment Amount (as defined in the Participation Agreement), respectively.

                  (d) Receipt by the Agent of payment by the Tenants of all current fees and expenses.

                  (e) Receipt by the Agent of this Waiver and Amendment executed by the Tenants, the Landlord, the Owner Trustee, the Agent, the Owner Participant and the Required Lenders.

                  (f) Receipt by Agent from Bank of America, N.A., as agent under the Credit Agreement, of a letter pursuant to which Bank of America, N.A. agrees to provide copies identical to those distributed to the lenders under the Credit Agreement of the Ernst & Young Report and the Peterson Report (the "Reports") to the Agent, the Lenders and the Owner Participant, subject to the requirement that with respect to the Reports, the Agent, the Lenders and the Owner Participant will agree to be bound by the same conditions and restrictions as the lenders under the Credit Agreement.

                  SECTION 7. REPRESENTATIONS OF THE TENANTS. The Tenants jointly and severally represent and warrant that (i) subject in the case of Paragraph 32(h) to matters disclosed in writing to the Lenders and Owner Participant prior to the effective date of this Waiver and Amendment, the representations and warranties of the Tenants set forth in Paragraph 32 of the Master Lease are true and correct in all material respects and (ii) no Event of Default or Potential Default (as defined in the Construction Loan Agreement) has occurred and is continuing, in each case after giving effect to this Waiver and Amendment.

                  SECTION 8. FEES AND EXPENSES. The Tenants jointly and severally agree to pay and reimburse the Agent, the Landlord, the Lenders, the Owner Trustee and the Owner Participant and any of their advisors or consultants for fees and expenses, including, without limitation, appraisal fees, title insurance charges and the fees and disbursements of counsel, accountants, consultants or other advisors, incurred in connection with (i) the Master Lease and the other Loan Documents and any amendments, modifications or waivers thereto, including, without limitation, the preparation, execution and delivery of this Waiver and Amendment and any instrument delivered in connection herewith, (ii) the enforcement of the Landlord's, the Lenders' and the Owner Participant's rights under the Master Lease and the other Loan Documents and
(iii) the negotiation and documentation of any potential refinancing or restructuring (whether or not such refinancing or restructuring is consummated) of the Tenants. All such fees, costs and expenses shall be payable on demand and shall be secured by the Property to the extent such Property is secured by the Fee Mortgage. Fees and expenses of counsel to Agent payable pursuant to this
Section 8 may be offset against the amount received pursuant to Section 6(d).

                  SECTION 9. FULL FORCE AND EFFECT. Except as specifically amended and waived hereby, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The parties acknowledge that the waivers set forth herein shall be limited precisely as written and shall not constitute a waiver of compliance with, or an Event of Default or Potential Default arising under, any other provision of the Loan Documents. It is further acknowledged and agreed by the Tenants that the Expiration Date has not been amended by this Waiver and Amendment.

                  SECTION 10. GOVERNING LAW. THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11. COUNTERPARTS. This Waiver and Amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which taken together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver and Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver and Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

                     Signature Page to Waiver and Amendment


                                       PERRYVILLE III TRUST

                                       By: BNY Midwest Trust Company, as
                                       successor trustee to Harris Trust and
                                       Savings Bank, not in its individual
                                       capacity but solely in its capacity as
                                       Owner Trustee of Perryville III Trust

                                       By: /s/ Cynthia Davis
                                           -------------------------------------
                                       Name: Cynthia Davis
                                       Title: Assistant Vice President


                                       BNY MIDWEST TRUST COMPANY, as successor
                                       trustee to Harris Trust and Savings
                                       Bank, not in its individual capacity but solely in its capacity as Owner Trustee of Perryville III Trust

                                       By: /s/ Cynthia Davis
                                           -------------------------------------
                                       Name: Cynthia Davis
                                       Title: Assistant Vice President


                                       FOSTER WHEELER REALTY SERVICES, INC., a
                                       Delaware corporation


                                       By: /s/ Steven Weinstein
                                           -------------------------------------
                                       Name: Steven Weinstein
                                       Title: Vice President




                                       FOSTER WHEELER LLC,
                                       a Delaware limited liability company


                                       By: /s/ Steven Weinstein
                                           -------------------------------------
                                       Name: Steven Weinstein
                                       Title: Vice President

AGENT, LENDERS, AND OWNER PARTICIPANT:

NATIONAL WESTMINSTER BANK Plc


By: /s/ Graeme Hunter
    -------------------------------------
Name: Graeme Hunter
Title: Vice President


BANK OF MONTREAL


By:
    -------------------------------------
Name:
Title:


THE BANK OF NOVA SCOTIA

By: /s/ Brian S. Allen
    -------------------------------------
Name: Brian S. Allen
Title: Managing Director


FIRST UNION NATIONAL BANK,

SUCCESSOR IN INTEREST TO FIRST FIDELITY BANK,
NATIONAL ASSOCIATION


By: /s/ Ron R. Ferguson
    -------------------------------------
Name: Ron R. Ferguson
Title: Senior Vice President


NATWEST LEASING CORPORATION

By: /s/ Richard Dangerfield
    -------------------------------------
Name:
Title:

                                   Schedule A

4th Quarter Chart 2001
Expected to result in a minimal net cash outlay

--------------------------------------------------------------------------------
                                         PRE-TAX               AFTER-TAX
--------------------------------------------------------------------------------

CONTRACT RELATED:                                ($ in millions)
--------------------------------------------------------------------------------
  HRSGs (6 major Contracts)                $42.4                  27.5
--------------------------------------------------------------------------------
  Clark Refinery Warranty                   11.1                   7.2
--------------------------------------------------------------------------------
  Receivables (20 Contracts)                24.2                  15.7
--------------------------------------------------------------------------------
  Claims Reassessment                       37.0                  24.1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RESTRUCTURING:
--------------------------------------------------------------------------------
   Coli Termination                         20.0                  13.0
--------------------------------------------------------------------------------
   Other Restructuring                      21.6                  14.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Tax Valuation Allowance                                       155.9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                $257.4
--------------------------------------------------------------------------------

FAS 142 (Goodwill) for $25.0 million will be applied in lst quarter 2002